EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Equity Funds II of our report dated January 18, 2018, relating to the financial statements and financial highlights, which appears in Delaware Value® Fund’s Annual Report on Form N- CSR for the year ended November 30, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 28, 2018